REAL ESTATE CENTER
BUILDING AND LAND
S.KAMTSI N.KOUTALI OE
Bafras 9 58100 Giannitsa Greece
www.ktisma-gi.gr
Phone number: 00302382021022-00306974052316
Tax Identification Number: 998694917
GEMI: 024312347000

COMMERCIAL VALUE EVALUATION OF PROPERTIES

1) Field with the number 115 located in the SAAK PENTAPLATANOU with a total area of 14.000 sq.m.
   Estimated value: 30.800 euros.

2) Field with the number 17 located in the SAAK PENTAPLATANOU with a total area of 9.928 sq.m.
   Estimated value: 22.000 euros.

The purpose of this report is to estimate the commercial value of properties located in the Giannitsa area.
- BUY VALUE - CONDITIONS
The concept of market value used in this report is defined as follows
PURCHASE VALUE is the most likely sale price of a property in a competitive and free market, under fair sale and non-coercive conditions: The seller and the buyer act carefully, with full knowledge of market data, without the price being dependent on unusual Incentives.
In my work:
- I conducted a series of independent surveys and analyzes
- I used my available information about offers of similar properties in the area of Giannitsa
- I have been in touch with stakeholders in the real estate market
- I used printed sources of information providing statistical and other relevant data
- I carried out on-site visit to the valued properties for on-site autopsy as well as the collection of additional information on the area.

The above property prices are in line with the real estate values in the region, based on the current situation in the purchase and sale of neighboring properties and after taking into account the economic data and the prices of similar real estate in the region in January 2016 Until August 2017.

Giannitsa 11/08/2017

ΚΤΗΜΑΤΟΜΕΣΙΤΙΚΟ ΚΕΝΤΡΟ
"Κτίσμα και Γη"
Σταματία Κάμτση-Νικόλαος Κουταλής Ο.Ε.
Μπάφρας 9 Γιαννιτσά-τηλ. 2382021022
Κιν.: 6974052316 & 6976302156
ΑΦΜ: 998694917-ΔΟΥ ΓΙΑΝΝΙΤΣΩΝ